Exhibit No. 23.1
Consent of Independent Registered Public Accounting Firm

MasterBrand, Inc. Retirement Savings Plan
Jasper, Indiana

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-269037) of MasterBrand, Inc. of our report dated June 26, 2024, relating to the financial statements and supplemental schedules of MasterBrand, Inc. Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, MI

June 26, 2024